Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

1.  The accompanying Annual Report on Form 10-K for the year ended December 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the accompanying Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2015	/s/ Glen P. Dall
Glen P. Dall
President and CEO
(principal executive officer)

Date: March 4, 2015	/s/ John C. Gonsior
John C. Gonsior
Vice President, Finance and CFO
(principal financial officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.